Date Filed: August 24, 1999                              SEC File No.333-72097

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C., 20549
                  POST EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
            Registration Statement Under the Securities Act of 1933

                   AMERICAN COMMUNICATIONS ENTERPRISES, INC.
              (Exact Name of Issuer as Specified in Its Charter)


          Nevada           4832                       74-2897368
State of Incorporation     Primary Standard IndustrialI.R.S. Employer
                           Classification Code Number Identification Number

           7103 Pine Bluffs Trail, Austin,  TX 78729 (512) 249-2344
  (Address and Telephone Number of Issuer's Principal Offices and Place of
                                   Business)

                        Corporate Service Center, Inc.
                               1475 Terminal Way
                                    Suite E
                              Reno, Nevada 89502
                                 (702)329-7721
           (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the box.|_|

CALCULATION OF REGISTRATION FEE


Title of class oAmount to be   Proposed        Proposed         Amount of
securities to beregistered     Maximum         maximum          Registration Fee
registered                     offering price paggregate offering
                               unit            price

Common Stock    11,000,000     $0.05               $550,000     $162.25

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 PROSPECTUS

                    AMERICAN COMMUNICATIONS ENTERPRISES, INC

                   Maximum of 11,000,000 shares of common stock
                              Price per share: $0.05.
                      Total proceeds if maximum sold: $550,000.

This is American Communications's initial public offering so there is no public market for American Communications's shares. However, we hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers after we complete our offering.

An investment in American Communications is risky, especially given the young age of our company. Only people who can afford to lose the money they invest in American Communications should invest in our shares. A full discussion of the risks of owning our shares begins at page 2 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this
prospectus is truthful of complete.   Any representation to the contrary is a
criminal offense.

              Price to Public Underwriting Discount Proceeds to Issuer
                                and Commissions      or other Persons
Per Share          $0.05             None                $0.05
Total Maximum    $550,000            None               $550,000


We will probably sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sale so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. We expect to end our offering no later than June 30, 2000.

This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.


                                        August 24, 1999

SUMMARY OF THE OFFERING......................................................1
RISK FACTORS.................................................................2
      Development stage company..............................................2
      Failure of American Communications to remain a going concern...........2
      Operating losses.......................................................2
      No assurances of radio station acquisitions............................2
      Lack of diversification................................................2
      No assurance of continued programming acceptance of radio stations desired to be purchased..........................................3
      "Best efforts" offering................................................3
      Dependence on marketing and promotion..................................3
      Dependence on management...............................................4
      FCC regulation regarding radio broadcasting............................4
      Voting control by management...........................................4
      Compensation of officers...............................................4
      Dilution...............................................................4
      Shares Available For Resale Under Rule 144.............................5
      No dividends on common stock...........................................5
      Illiquidity of investment in shares....................................5
      Penny stock regulation.................................................5
      Location of our accountants............................................6
USE OF PROCEEDS..............................................................6
DETERMINATION OF OFFERING PRICE..............................................9
DILUTION.....................................................................9
PLAN OF DISTRIBUTION........................................................10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................11
SECURITIES OWNERSHIP OF CERTAIN
      BENEFICIAL OWNERS AND MANAGEMENT......................................12
DESCRIPTION OF SECURITIES...................................................13
DISCLOSURE OF COMMISSION POSITION ON
       INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.......................14
DESCRIPTION OF BUSINESS.....................................................14
MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................19
DESCRIPTION OF PROPERTY.....................................................30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................30
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS....................30
EXECUTIVE COMPENSATION......................................................32
FINANCIAL STATEMENTS........................................................32

                           SUMMARY OF THE OFFERING

THE COMPANY:                  American Communications is a recently incorporated
                              Nevada corporation. We expect to develop music programming products for use on both radio stations and the Internet and to locate radio stations for possible acquisition. Our goal is to acquire, consolidate and operate small-to-medium sized market radio stations, initially in Texas, and then in other geographic regions of the United States. With the proceeds of this offering, we plan to build the studios necessary to create this music programming and to sign letters of intent on as many as four (4) radio stations in Texas. We maintain our executive offices at 7103 Pine Bluffs Trail, Austin, Texas
                              78729, telephone number (512) 249-2344.

SECURITIES OFFERED:           Up to a maximum of 11,000,000 shares of common
                              stock, no par value per share. The shares are offered at $0.05 per share for total gross offering proceeds of $550,000.

SHARES OF COMMON              21,485,000 shares
STOCK OUTSTANDING
AS OF THE DATE OF THIS
PROSPECTUS:

SHARES OF COMMON              31,100,000 shares
STOCK OUTSTANDING
AFTER OFFERING,
ASSUMING MAXIMUM
AMOUNT SOLD:

TERMS                         OF THE  OFFERING:  There is no  minimum  offering.
                              Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open until June 30, 2000, unless we decide to cease selling efforts prior to this date.

USE OF PROCEEDS:              We intend to use the net proceeds of this offering
                              primarily for  creation  of  music   programming
                              services, station acquisitions and for working capital and general corporate purposes.

PLAN OF   DISTRIBUTION:       This   is  a   best   efforts
                              underwriting, with no commitment by anyone to purchase any shares. The shares will be offered and sold by our principal executive officers and directors, although we may retain the services of one or more NASD registered broker-dealers as selling agent(s) to effect offers and sales on our behalf.


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            RISK FACTORS

      An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in American Communications. Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares.

      Development stage company. American Communications was incorporated in October 1998, and is, therefore, a development stage company with no operating history or revenues. We need to receive substantially all of the maximum proceeds of this offering to proceed with our business plan and will require substantial additional capital, for which no agreements or arrangements are currently in place, to implement our business plan. If additional capital is not subsequently available, our planned operations could be materially adversely affected. No assurances can be given that our business will ultimately be successful or that we will ever be or remain profitable.

Failure of American Communications to remain a going concern. Our independent certified public accountants have pointed out that we have an accumulated deficit and negative working capital such that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned principal operations. We are conducting this offering to generate the capital necessary to finance at least our initial operations. As a result, our ability to continue as a going concern is dependent upon us receiving the maximum proceeds of this offering and securing additional conventional financing.

      Operating losses. As with most development stage companies, we have experienced losses since inception. As set forth in our financial statements, our total stockholders' deficit is -$184,992 such that our company is currently essentially insolvent. If only limited funds are raised in this offering, the risk of our financial failure is high. We have been dependent upon loans from members of management in the aggregate amount of $6,140, to sustain our development activities to date. In our discretion, if we receive the maximum proceeds sought to be raised, the entire principal amount of this loan, including interest, may be repaid.

      No assurances of radio station acquisitions. While we have targeted approximately 4 radio stations in the state of Texas for acquisition over approximately the next six (6) months after the effective date of this Prospectus, no assurances are given that we will be successful in acquiring any of such radio stations. While our management has had and continues to have ongoing discussions with the owners of such stations who have expressed a willingness to sell such stations to us, we do not currently have any binding agreements or understandings concerning the acquisition of any radio stations. Notwithstanding the foregoing, commencing June 1, 1999, we have entered into an agreement where we will be able to manage KXYL AM and FM in Brownwood, Texas and KSTA AM and FM in Coleman Texas for a period of up to 12 months. We do not consider it probable that we will acquire any specific stations. The acquisition of radio stations will require significant funding beyond the proceeds sought in this offering, for which there are no financing arrangements currently in place. While we believe that the radio stations we have

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currently targeted in the Texas market are not currently being targeted by radio consolidation companies having significantly greater financial and other resources than we do, in view of their focus on larger markets, no assurances are given that such companies may not in fact target the specific radio stations that we are currently targeting and acquire one or more of such stations prior to when we have the ability to close on any of such transactions. In the event we are unable to acquire one or more of the radio stations currently sought, we plan to seek to acquire one or more other radio stations in small-to- medium sized markets in other areas of the United States. Our management has not, as of this time, expended any significant time, effort or resources in reviewing or analyzing other potential radio station candidates for acquisition in other parts of the United States and therefore, would have to devote significant time and energy to do so.

      Lack of diversification. If we are successful in selling the maximum number of shares offered, we will only have enough money to obtain rights to a handful of radio stations. As a result, we will have no real diversification of operations, at least initially. This will mean that our fortunes will depend significantly upon the performance of a limited number of formats; if the public does not like our few radio stations, we will not succeed.

      No assurance of continued programming acceptance of radio stations desired to be purchased. We have conducted only limited market research concerning consumer tastes and preferences in the markets of the radio stations we intend to acquire and do not anticipate conducting for ourselves any significant marketing research, studies or surveys on a going forward basis. Instead, we have relied and will continue to rely upon the programming currently aired by such stations due to their perceived success as evidenced by the marketing success these stations have enjoyed, as well as industry research firms and their published data regarding industry and market trends in those geographic areas where we plan to operate and acquire radio stations when and where applicable. Due to changes in consumer taste and preferences, there can be no assurance that any programming continued by us or introduced will continue to or otherwise achieve any significant degree of market acceptance, or that such acceptance will be sustained for any significant period. Failure to sustain or achieve market acceptance would have a material adverse effect on our operating results and financial condition as our revenues from advertising will undoubtedly will be adversely impacted.

      "Best efforts" offering This offering is being conducted on a "best efforts" basis. As such, no assurances are given as to what level of proceeds, if any, will be obtained. In the event we fail to obtain all or substantially all of the proceeds sought in this offering, our ability to effectuate our business plan will be materially adversely effected, and investors may lose all or substantially all of their investment. No assurances are given that the subscription proceeds that may be received by us will be sufficient to sustain our operations prior to our anticipated receipt of revenues from advertisers.

      Dependence on marketing and promotion . We plan to market and promote our stations as unique and "fun to listen to" in their respective markets with the goal to increase station awareness and "dial position recognition" among retailers, buyers and listeners. We expect to market and promote our stations through our own

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sales and marketing personnel as well as through advertising in recognized trade publications and on a proposed Internet web site. Depending upon the level and timing of funding received in this offering, such marketing and promotional efforts will commence by the end of third quarter, 1999. No assurances are given that such marketing and promotional efforts will prove or continue to be successful.

      Dependence on management. Our future success is materially dependent on the continued services of Mr. Dain Schult, our chief executive officer, president and chairman of the board, who intends to devote full time to our business, and of Mr. Robert Ringle, our chief marketing officer and vice president, who also intends to devote full time to our affairs. Our success is also dependent on our ability to attract, motivate and retain highly-qualified employees. The loss of the services of Mr. Schult or Mr. Ringle could have a material adverse effect upon our business and operations until a suitable replacement may be located, of which no assurances are given. While we intend to obtain key man life insurance on each of Mr. Schult and Mr. Ringle for approximately $1,000,000, with American Communications to be named as beneficiary, no assurances are given that such insurance will in fact be obtained.

      FCC regulation regarding radio broadcasting. The Federal Communications Commission ("FCC" or "Commission") is the federal regulatory body that oversees the operation of all radio and television stations in the United States. The Commission is responsible for granting licenses to all stations and insuring that its rules and regulations are complied with at each station. In both the license renewal process and the license transfer process which takes place when a company buys a radio station from a current owner (and license holder), the Commission is interested in knowing the makeup of the station ownership. Although we are not aware or any reason the FCC should fail to approve the transfer of any radio stations to us, if the FCC failed to approve a proposed acquisition of a radio station by us, our ability to effectively complete our business plan will be jeopardized.

      Voting control by management. Our management, inclusive of our board of directors, owns 10,500,000 shares of American Communications' outstanding common stock. After completion of this offering, assuming all of the shares offered hereby are sold, our management will control approximately 33.76% of the voting securities of American Communications if all shares offered hereby are sold, without giving effect to (i) any stock option plan if adopted by management and approved by a majority of the shareholders or (ii) any additional issuances of common stock or other securities of American Communications to management and/or others, in management's sole discretion. As a result, our management will effectively control our affairs, including the election of all of our board of directors, the issuance of additional shares of common stock for a stock option plan or otherwise, the distribution and timing of dividends, if any, and all other matters.

      Compensation of officers. Because Messrs. Schult and Ringle collectively will own at least 33.76% of our company, they will likely continue to control our board of directors. As a result, Messrs. Schult and Ringle will be entitled to establish the amount of their own compensation, including the amount of any bonuses paid to them. In addition, because we do not have any independent directors, there will be no oversight of the reasonableness of any bonuses paid to

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Messrs. Schult or Ringle.

      Dilution. American Communications is authorized to issue a substantial number of shares of common stock in addition to the shares comprising the shares offered hereby, as well as potentially shares of preferred stock in such series and with such designating rights and preferences as may be determined by our board of directors in its sole discretion. We will require significant additional financing to fully implement our business plan, which funding could entail the issuance of a substantial number of additional securities which could in turn cause material dilution to investors in this offering. To that end, on July 31, 1999, we issued an additional 9,600,000 shares of our common stock in a private transaction to acquire the rights to market and distribute IP Gateways, which are digital switching devices for Internet use. These 9,600,000 shares will significantly dilute the shares purchased in this offering.

      This offering itself involves immediate and substantial dilution to investors. Any securities issuances in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of our common stock purchased in this offering.

      Shares Available For Resale Under Rule 144. All of our presently outstanding shares of common stock held by our management, aggregating 10,500,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. In addition, on July 31, 1999, we issued an additional 9,600,000 shares of our common stock in a private transaction to acquire the rights to market and distribute IP Gateways. Rule 144, as amended, generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange
Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Messrs. Schult and Ringle, our principal executive officers, own an aggregate of 10,500,000 restricted shares for which the one year holding period expires on October 30, 1999. The shares issued on July 31, 1999, because they have been distributed as a share dividend to various shareholders who have held their shares for more than 2 years, are eligible under various rulings under Rule 144 for immediate sale. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

      No dividends on common stock. We intend for the foreseeable future to retain earnings, if any, for the future operation and expansion of our business and do not anticipate paying dividends on our shares of common stock for the foreseeable future.

      Illiquidity of investment in shares. There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop or be sustained if developed. While we plan, following the termination of this offering, to take affirmative steps to request or encourage one or more


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broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

      Penny stock regulation. Broker- dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

      Location of our accountants. Our accountants are located in Florida, but our offices and books and records are located in Texas. When we need our accountants to audit our records, we send to our accountants the necessary materials to allow them to perform their examination of our records. Because our company is only recently organized, with no meaningful history of operations, this procedure has not caused problems for us in the past. However, as our operations grow, this separation between us and our accountants may become inefficient and potentially costly. Although we currently have no plans to change this arrangement, if problems are presented that we feel do not justify our continued use of our existing accountants, we may decide to change to accountants located in the state of Texas. Changing accountants can be expensive.

                                USE OF PROCEEDS

      The net proceeds to our company from the sale of the Shares offered hereby, assuming all of the Shares offered hereby are sold, of which no assurances are given, are estimated to be $450,000, giving effect to the estimated expenses of the Offering of approximately $50,000 and exclusive of selling commissions, if any.



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      The following table sets forth the anticipated use of the net proceeds of this Offering in the event that all 11,000,000 Shares offered hereby are sold. We may not be able to sell all of the Shares and thus generate $550,000. Our receipt of no or nominal proceeds will have a material adverse effect upon our investors and us. As of the date of this Prospectus, we have sold 1,385,000 shares and raised a total of $69,250. These funds have been use for general working capital purposes.

      The entry in the table for station purchase options are amounts that would be paid to existing station owners giving us 180 days to arrange financing to purchase the stations or to put into place leases on the stations that are acceptable by the FCC. These amounts will be paid to non-affiliated third-parties. The entry below for administrative costs includes costs expected to be incurred for leasing office space, furniture, fixtures, equipment, licensing agreements to use certain broadcast programing, office expenses, long distance calls, and related expenses.

Programming Development       $ 50,000

Station Purchase Options      $130,000

Administrative Costs          $123,360

Repay Loan Made by President
to our Company                $  6,140

Working Capital               $190,500

Offering Costs                $ 50,000

Total Offering Proceeds       $550,000

      Because we presently anticipate selling the shares strictly through the efforts of our officers and directors, the above numbers do not include any deductions for selling commissions. If broker/dealers are used in the sale of the shares, up to 10% of any gross proceeds raised in this offering will probably be payable to one or more NASD registered broker-dealers. In such event, net proceeds to us will be decreased and the use of proceeds may be proportionately reallocated in management's sole discretion. Concurrent with this offering, we may seek to obtain debt financing in the form of senior bank debt as well as subordinated seller financing from the radio station owners. In the event of our receipt of any such debt financing, we may seek to convert a part of such debt financing to shares of our common stock or some other class of securities which may have a dilutive effect on investors in this offering. There are no current agreements, arrangements or other understandings in connection with any of the foregoing.

      We may borrow relatively small amounts from various persons to pay expenses while this offering is completed. We anticipate that the agreements by which these funds may be borrowed may provide that the persons who loan the money may have the right to convert the amounts due to them into our common stock on the basis of 1 share of common stock for each $0.05


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loaned. If the lenders decide to convert their debt into common stock, we may issue shares of the common stock offered hereby to the lenders in satisfaction of the loan agreements on the basis of one share of common stock for each $0.05 of debt so converted. In the alternative, we may take part of the proceeds of the offering to pay these debts.

      In the event we receive the maximum proceeds of $550,000, our management believes that the net proceeds therefrom, together with anticipated funds from operations, will provide us with sufficient funds to meet our cash requirements for approximately twelve (12) months following the receipt of this maximum amount. This will provide the necessary funding for creation of the music programming services and provide the initial capital necessary to locate additional potential station acquisitions. In such event, our management believes we will in all likelihood only have sufficient funds to commence production of Internet music programming and possibly certain other Internet products as well as to establish a FCC-acceptable lease of the initially proposed station acquisitions. If we receive net proceeds in amounts less than the maximum proceeds, this twelve month time frame will be diminished and our business operations will be curtailed to an extent not presently determinable by Management. The receipt of no or nominal proceeds will have a material adverse effect upon our investors and us. No assurances are given that we will sell any of the shares offered hereby, or raise any proceeds or consummate any other financing.

      Our president and vice president have never been paid any salaries from our company despite the fact that they have employment agreements with us where the president is supposed to be paid an annual salary of $126,000 and the vice president is supposed to be paid an annual salary of $115,000. Notwithstanding the fact they have not been paid, our president and vice president have agreed to continue to work for us until this offering is either completed or abandoned. In return for their continued assistance, our officers will be entitled to begin to receive 1/2 of their monthly salaries only when we have received $100,000 from the sale of our shares. In addition, only when we have received $200,000 from the sale of our shares will our officers be entitled to receive their full, contractual salaries. We believe that these levels of funding, together with other funding that we hope to be able to get, will allow us to generate revenues that will allow our officers' salaries to be paid out of our operating profits.

      Because we have employment contracts with our officers, we have an obligation to pay their salaries during the period they are not actually being given cash. We have reached an agreement with our officers that amounts that are obligated to be paid to our officers but not timely paid will be accrued and characterized as our liability and will be paid only when and if we achieve sufficient operating profits to pay our officers' accrued but unpaid salaries. We will not use any of the proceeds raised by the sale of our shares to pay these accrued but unpaid salaries. Our officers understand that if these amounts of net operating profits are never generated, they have little chance of ever being paid for their services to our company. In addition, none of the offering proceeds that we may receive will be used to make loans to officers, directors and/or affiliates.

      The estimated allocation of net proceeds of this offering set forth above is based upon our present plans and our assumptions and estimates regarding our

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intended operations, anticipated expenditures and revenues and general economic and broadcast industry conditions. The actual allocation of net proceeds of this offering may be shifted at the discretion of our board of directors, if our assumptions and estimates concerning anticipated expenditures and revenues prove to be inaccurate. The allocation may also be changed if problems, expenses and delays frequently encountered in growing a new business within the radio industry, implementing new business strategies, as well as changes in the economic climate and/or our planned business operations are experienced by us.

      Proceeds not immediately required for the foregoing purposes will be invested principally in federal and/or state government securities, short-term certificates of deposit, money market funds or other short term interest-bearing investments as well as repay Mr. Schult for his loan of $6,140 to American Communications.

                       DETERMINATION OF OFFERING PRICE

      There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.






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                                   DILUTION

      At June 30, 1999, we had a net tangible book value of -$184,992. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in the our net tangible book value, except the sale of 11,000,000 shares at the offering price and receipt of $550,000, less offering expenses. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets, divided by the total number of shares of common stock outstanding.


                           June 30, 1999              11,000,000 shares sold
Public offering price per      n/a                    $0.05
share
Net tangible book value per     <0                    n/a
share of
common stock before the
offering(1)
Pro forma net tangible book    n/a                    $0.01
value per share
of common stock after the
offering
Increase to net tangible bo    n/a                    at least $0.01
value per share
attributable to purchase of
common stock by new
investors
Dilution to new investors      n\a                    $0.04

(1) Our net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into our net tangible book value and is significantly less than zero prior to this offering.


                             PLAN OF DISTRIBUTION

      We are offering up to a maximum of 10,000,00 shares at a price of $0.05 per share to be sold by our executive officers and directors namely, Messrs. Schult and Ringle. If the shares are sold through our executive officers and directors, no compensation will be paid with respect to such sales. However, we may retain a NASD registered broker-dealer to act as the selling agent in connection with all or part of this offering and will pay a cash commission of up to an aggregate of 10% of the proceeds of this offering. Since the offering is conducted on a "best efforts" basis, there is no assurance that any of the shares offered hereby will be sold.

      The offering will remain open until June 30, 2000, unless we determine, in our sole discretion, to cease selling efforts. Our officers, directors and stockholders and

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their affiliates may purchase shares in this offering.

      There is no minimum number of shares that must be sold to complete the offering. As a result, there will no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable except as may be required by applicable law.


         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers of are as follows:


Name               Position                               Age
Dain L. Schult     President and Chief Executive Offic    45,
                   Secretary, Chairman of the Board
Robert E. Ringle   Vice President of Internet Operatio    55,
                   Director of Sales, Treasurer and
                   Director


Dain L. Schult - President and Chief Executive Officer: Mr. Dain Schult has served as our President and Chief Executive Officer since our inception . Mr. Schult is a broadcast veteran of over 30 years in the radio industry.

      For the period from 1996 to the inception of American Communications, Mr. Schult was President and Chief Executive Officer for Equicom, Inc., a group consolidator of radio stations in Texas.

      For  the  period  from  1977  to  1996,   Mr.   Schult  was  President  of
Radioactivity, Inc., a full-service radio broadcast consulting firm located in Atlanta, Georgia serving over 150 radio stations in various parts of the U.S.. While there, Mr. Schult participated in the turnaround of several stations, created a unique turn-key management service for new station owners, conducted station appraisals and market analysis projects for sellers and buyers, and developed specific music formats for on-air use by client stations. Concurrently, Mr. Schult was Chief Operating Officer for Sunbelt Radio Group, Inc., a radio station group created to acquire and operate radio stations in Texas.

      Prior to 1977, Mr. Schult held various program manager, operating manager, and on-air personality positions at several radio stations in the Southeast and Southwest.

      Mr. Schult holds an A.S. degree in Commercial Music-Recording from Georgia


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State University.  Mr. Schult is married to Sherry Schult, the sister of Robert
E. Ringle, one of our directors and executive officers. As a result, Mr. Schult is Mr. Ringle's brother-in-law.

Robert E. Ringle - Vice President Internet Operations/Director of Sales: Mr. Ringle has served as our Vice President, Director of Sales and Treasurer since our inception. Mr. Ringle has more than 20 years experience in owning and operating advertising agencies and marketing companies.

      For the period from1997 to our inception, Mr. Ringle served as the Chief Marketing Officer and Director of Sales for Equicom Inc., a regional radio broadcasting network.

      For the period from 1995 to 1997, Mr. Ringle served as the Chief Executive Officer of Quadra Group, Inc., a small consulting company specializing in marketing and management.

      For the period from 1993 to 1995, Mr. Ringle served as the Marketing Director and Sales Manager for Pell Automotive Group, a car dealership in Tucson, Arizona.

      Mr. Ringle has a B.S. degree in Marketing from Wayne State University.

      As stated previously, Mr. Ringle is Mr. Schult's brother-in-law.

      Directors. All of the Directors serve for one year periods. We presently expect to conduct our first annual meeting of shareholder and directors in October, 1999 at which time directors will again be elected. All directors serve for a period of one year unless removed in accordance with our bylaws.



                                      12
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       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of our common stock before and after giving effect to the sale of the maximum number of shares of common stock offered. All shareholders have sole voting and investment power over the shares beneficially owned.


                                         Beneficial Ownership
                                            of Common Stock
                         Shares Owned              Percentage of Class
                                           Before Offering      After Offering
Dain L. Schult            8,400,000              80%               27.0097%
Robert E. Ringle          2,100,000              20%                6.7524%
---------                  -------
All directors and         10,500,000             100%               33.7621%
officers as a group
(2 persons)





                          DESCRIPTION OF SECURITIES

Common Stock

      American Communications is authorized to issue 35,000,000 shares of common stock, no par value per share, of which 10,500,000 shares were issued and outstanding when this offering was commenced. From the effective date of this registration statement through the date of this amended prospectus, we have sold 1,385,000 shares. In addition, in July 31, 1999, we issued 9,600,000 shares to Tamark Communications pursuant to a license agreement. As a result of these transactions and as of the date of this prospectus, there are 21,485,000 shares of our common stock issued and outstanding. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our common stock does not have preemptive rates, meaning that the common shareholders' ownership interest in American Communications would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their ownership interest in our company.

      Upon any liquidation, dissolution or winding-up of American
Communications, our assets, after the payment of debts and

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liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock do not have preemptive or conversion rights to subscribe for any our securities and have no right to require us to redeem or purchase their shares.

      The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors, out of funds legally available therefor, subject to the priorities given to any class of preferred stock which may be issued.


Preferred Stock

      American Communications is not presently authorized to issue shares of preferred stock However, the majority of the our shareholders may later determine to establish preferred stock for American Communications. If done, the preferred stock may be created and issued, in one or more series and with such designations, rights, preference and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock. If preferred stock is authorized and issued and if American Communications is subsequently liquidated or dissolved, the preferred stock would be entitled to our assets, to the exclusion of the common stockholders, to the full extent of the preferred stockholders' interest in American Communications.

Dividend Policy

      To date, we have not paid any dividends. The payment of dividends, if any, on the common stock in the future is within the sole discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. The Board of Directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent and Registrar

      Signature Stock Transfer, Inc., in Dallas, Texas is our transfer agent for our common stock.

                           DISCLOSURE OF COMMISSION
                       POSITION ON INDEMNIFICATION FOR
                          SECURITIES ACT LIABILITIES

      Article V of the our Bylaws provides that American Communications shall indemnify its officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on behalf of American Communications to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Nevada law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore,

                                      14
17
unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or payed by one of our directors, officers or controlling persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      DESCRIPTION OF BUSINESS

General

      American Communications Enterprises, Inc., a recently formed Nevada corporation, based in Austin, Texas, was created to acquire, consolidate and operate small-to-medium-sized market radio stations, initially in Texas and then in other geographic regions of the United States. We hope to develop related "state-of-the industry" Internet services to network our planned regional clusters of radio stations in such markets. We believe that this cross-marketing strategy will allow us to offer greater advertising capabilities to potential advertisers, and therefore avail itself of possibly greater revenue opportunities than available to radio stations on a "stand alone" basis or other consolidators who do not follow such strategy.

      We have identified KXYL AM and FM, Brownwood, Texas, and KSTA AM and FM, Coleman, Texas, as ideal acquisitions within our desired market size. As a part of our due diligence examination as to whether or not we should pursue the acquisition of these stations, we have entered into a Time Brokerage Agreement with the aforementioned radio stations, commencing June 1, 1999, whereby we will manage the operations of these stations for a period of up to twelve months.
Under this cancelable agreement, we will collect all revenues from operations and will be responsible for the payment of all expenses including certain monthly debt obligations, which are approximately $40,000 per month. We hope to eventually acquire up to approximately 15 stations in the Southwestern section of the United States. Assuming the continued availability of additional small-to-medium sized radio stations in other parts of the U.S., the availability of financing and our ability to integrate the operations of additional radio stations, none of which assurances may be given, we intend to acquire, consolidate, and operate additional radio stations beginning by Third Quarter 1999. We plan to pursue a regionally focused acquisition strategy adding clusters of stations across the country when and wherever possible. The total number of stations acquired will be a function of availability, our financing capability and marketing feasibility and could result in us operating as many as 100 stations. We are currently looking for additional acquisition targets in Texas, New Mexico, Oklahoma, Arkansas and Louisiana.

      Based on our management's prior experience in operating radio stations in consolidated groups, we believe that these stations can be linked together for efficient operation in a reasonable time frame. We also intend to develop a unique entertainment web site on the Internet. By combining the small to medium market broadcast radio stations with the Internet, we believe we can eventually create a network presence across the country and internationally. The strategy is a hybrid of a


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small-to-medium-market radio station consolidation and an Internet approach that is cross-market oriented.

      As an augmentation to this Internet strategy, on July 31, 1999, we entered into a license agreement with Tamark Communications to obtain (4) four exclusive IP Gateways. The Gateways are essentially switching devices that are a combination of the Internet and global telephone networks to provide high speed telecommunications routing. In return for the issuance of 9,600,000 shares of our common stock and a 1% royalty on gross sales generated from the Gateways, we have obtained the marketing and distribution rights for the Gateways for specific territories. We believe that we may be able to use the Gateways in our Internet activities and we also hope to be able to generate licensing revenue for us through the licensing of the Gateways. However, because we have only recently entered into this licensing agreement and have generated no revenues as a result thereof, we are not able to predict whether we will have any decreased costs or increased revenues through this arrangement.

Acquisition and Operating Strategy

      We will pursue a regionally focused acquisition strategy. We propose to initially purchase small-to-medium-sized radio stations in non-major metropolitan areas in Texas and then expand to surrounding states. Our management believes that many of the non-major metropolitan areas currently offer many attractively priced acquisition candidates compared to the larger cities.

      Besides our regional focus, our growth strategy is planned to be founded upon the achievement of synergies and economies of scale, including but not limited to, the generation of incremental sales through network marketing for greater national and regional advertising, the reduction of overhead expenses and the realization of operational cost savings.

      Assuming the completion of our initial station acquisitions and the successful integration of such operations by Third Quarter 1999, we believe we will be able to offer regional advertisers the ability to access a population base of approximately 300,000 people in Central/West Texas. As we acquire more stations, advertisers will be able to purchase the entire American Communications group as a network with one media buy which will also include advertising capabilities on the Internet. Under current market conditions, an advertiser would not be able to roll out a campaign targeting non-major Texas areas without entering into a number of separate media purchases which is both time consuming and non-cost effective due to having to contact each station separately instead of as a group .

      Based upon, the prior personal, professional experiences of Messrs. Schult and Ringle as well as the success of other regional consolidators, our management believes our ability to market our entire network will result in a consolidated advertising approach with a distinctly higher component of national and regional advertising versus local direct retail advertising. This is favorable because national and regional advertising often command premiums over local ad rates by as much as 50% and 100% in smaller cities.

      We plan to utilize a blend of WAN (Wide Area Network) music programming coupled with centralized satellite voice programming from a centrally located control location. Additionally, all of our

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stations are planned to operate with centralized accounting, billing, marketing and promotions systems, an in-house sales group that will be utilized for group advertising for the radio stations as well as for Internet advertising, and specialized in-house sales training programs for all of our salespeople. Due to such planned centralization of services, we believe that each station's general manager will have more time to focus on sales instead of administration responsibilities. We expect that we will also eventually utilize "super regional managers" each of whom will serve on-site as general manager in one market but also oversee the operation of other stations within their designated region.

Current Radio Industry Conditions

      We will compete in an industry that has undergone deregulation and innovation. Deregulation by the Federal Communications Commission ("FCC") which, in general, has permitted the elimination of station ownership limits, has given rise to widespread opportunities within the radio industry but competitive pressures have also increased. Consolidation activity has swept through the larger-market radio stations and is now working its way through the small-to-medium-sized markets. These smaller markets provide opportunities for consolidation without the expense of large market or major city acquisitions.


Overview of the Radio Business

      Radio station revenues are derived from the sale of advertising spots or programs to national, regional, and local advertisers of commercials. Advertising rates charged by a station are predicated on its performance in the ratings based on estimates of the number of persons listening to a station as well as the number of homes in a station's service area.

      The only national radio audience measuring service, Arbitron, serves the entire country and provides even the smallest markets with annual ratings service. Ultimately, the success of a radio station (or group of stations) depends on its ability to develop popular programming and promotions, thus generating higher rates and allowing the station to charge more for airing commercials.

Historical Trends in Radio Ad Revenues

      As evidenced by Interep (a group of national radio rep firms), radio industry revenues have consistently grown faster than the Gross National Product and have historically demonstrated an ability to be somewhat recession resistant.

      Radio advertising expenditures have declined only twice in its history-in 1961 revenues declined 1% due to a recession and in 1991, the combination of the Persian Gulf War and economic recession led to a 3% decline in revenues. Interep reports that over the last 40 years, radio advertiser spending has grown at a compound annual rate of 8.3%, somewhat higher than total ad spending for other forms of advertising (television, cable, outdoor and print) which has grown at a 7.5% annual rate.

      Economic downturns can have an impact on broadcasting, as it would any other form of advertising or business in a recession, but not to the same degree that they affect consumer discretionary spending in general. As reported by the Radio Advertising Bureau, many national and regional brand advertisers have found by experience that they must maintain their broadcasting advertising budgets during periods of recession if they do not wish to


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lose market share when the economy recovers.

      The Radio Advertising Bureau reports that the main factor for radio's growth is radio's unique ability for "narrowcasting" or reaching specific demographic groups. By offering specialized audiences for advertisers, radio has become more cost-effective, versus television or newspapers, which tend to sweep a broader demographic scale.

Industry Consolidation

      The radio broadcast industry is currently subject to consolidation activity which is having a major impact on the competitive landscape. In general, and as further discussed below, such consolidation activity has been triggered by the Telecommunications Act of 1996. Up until the mid-1980s, there was no public market for radio stocks. Local ownership limits by the FCC of one AM and one FM station per market and a total limit of 14 total stations prevented radio groups from amassing greater size to attract outside capital. Because of these strict limits, radio station ownership was highly fragmented and characterized by "mom and pop" operations in even the largest markets. By 1984, however, FCC ownership rules had begun to be relaxed, with major relaxation of such rules occurring in 1992 and 1994.

      The passage of the 1996 Telecommunications Act (the "Telecom Act") eliminated the national limits on the number of radio stations that one entity could own and eased local ownership rules so as to allow 1 operating entity to control up to 8 stations in most medium and major markets. Much of the consolidation activity to date has been centered on major markets, resulting in increased competition and higher valuations in such markets.
      The mid-sized markets (generally defined to mean US markets ranked #50 to #265 based on population) have recently begun to see upward price pressure, with 10.0x to 14.0x EBITDA (Earnings before Income Taxes, Depreciation and
Amortization) multiples not uncommon (vs. 8.0x to 10.0x EBITDA multiples as recently as 1997). The consolidation activity of large market operators such as Chancellor/Capstar Communications (Hicks, Muse), Sunburst (Bain Capital), and Cumulus (Wisconsin State Teachers Retirement/Quaestus Capital) all of whom have consolidated stations across the US, have begun the process in some of the same markets that we are exploring for acquisitions thus tending to indicate that consolidation has begun in the smaller markets. We believe that we will only encounter these larger mid-market consolidators at the upper end of our target markets in rated medium sized markets but not in the smaller, non-regularly rated markets. Few groups have ventured beyond focusing on the top 100 markets, which has kept acquisition multiples in our targeted markets low but that could change should other consolidators follow our small market strategy.

Competition

      Competition within the radio broadcasting industry has historically been and will continue to be very intense. Overall, the principal factor affecting competition in this industry is the number of audience members reached with one advertising medium. With the advent of deregulation, competition has increased since the key to success is no longer how many listeners can an independent firm reach in one market, but rather, how many listeners can a consolidator reach in multiple markets. Competition with newspapers and television for advertising

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dollars is also high. However, radio's audience has held up well over time. In the past five years listenership has actually increased as reported by the Radio Advertising Bureau. In addition, with the bulk of radio listening taking place outside of the home and on the road, where competition with other mediums is limited, and the audience somewhat "captive" (unable to access television, newspapers, or the Internet), radio appears to be well positioned for continued growth.

Regulation

      The radio broadcast industry is subject to extensive regulation at the federal level. Any change in existing statutes and regulations, or the adoption of new statutes and regulations, could force stations to alter their methods of operation at substantial costs.

      All firms, whether large or small, are affected by these changes. Also, as seen in recent legislative action (the 1996 Telecom Act), changes in regulations, especially, deregulation, can drastically shift the competitive landscape. Going from being able to own 7 AM and 7 FM stations in 1992 to 18 and 18 to 20 and 20 to now no limits, the FCC has now allowed for a free and open market on radio station ownership. Additionally the FCC has continued a pattern of reducing paperwork requirements of its license holders and eliminating outdated rules and26 regulations.

Overview of the Internet Industry

      The Internet's brief and meteoritic existence provides little historic performance data. From a few hundred thousand users seeking information, entertainment and commerce in the early 1990's the Internet community has grown to millions today. Only a few short years ago, Internet companies were struggling to carve out revenue and many Internet sites offered free information posted by various entities with links to related and unrelated sites. Now, as reported by Advertising Age, billions of dollars in revenue are generated from advertising, website development and retailing.

      Major electronic manufacturers have products and/or are developing integrated Internet products for next generation home systems and mobile systems. Future delivery of the Internet is slated to arrive via increased cable usage and/or satellite to multi-purpose home entertainment systems that will function as Internet links, computers, radios and TV sets. Cellular phones currently can connect to the Internet as well as automobile radios. There appears to be little or no limit to the ways and means one can and will be able to access the "Net".

Trends in Ad Revenues

      Currently, as reported by Advertising Age, the most lucrative Internet advertising comes from banner advertising. Banner advertisers pay for "hits" or "impressions" based on the number of user exposures to their ads. National brands in every industry are now using the Internet as part of an integrated approach to marketing. Although difficult to exactly quantify, it is estimated that national Internet ad revenues reach into the billions of dollars. According to Advertising Age, local and regional web sites offer similar opportunities to local and regional advertisers.

      The Internet has become a global market place for commercial and consumer goods from banking to soft goods. Entrepreneurs and national brands are also enjoying phenomenal growth through


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"catalog", retail sales on the Internet. The Internet user can access VAR (Value Added Retailer) and factory direct products over secure sites using most types of credit cards and generally save time and money in the process.

Competition

      Competition within the Internet community will be fierce. Internet "audiences" will continue to be exposed to newspaper, TV, radio, direct mail, etc. The advantages of the Internet lie in the totality of content and the ability to deliver messages in audio and visual media twenty-four hours a day seven days a week. Furthermore, studies by Arbitron have indicated that the Internet is the media of choice for the 24 to 35 age group with increasing numbers of users in the affluent 35 to 55 age group.

Regulation

      The Internet is under no enforceable broadcast or entertainment content regulation at this time. Although the U.S. Government may prevail in regulating some functions of U.S. based web sites and portals, there is good reason to believe it will be many years before regulation will be enforceable.

Summary of Industry Attractiveness

      We believe the Internet industry will prevail as the media of choice for the aforementioned demographics groups in the foreseeable future. The almost unlimited opportunities for growth and expansion are the key points for selection of the Internet as a component of our planned sales and marketing strategy. The ability to access users across the country and even internationally may offer the opportunity for increased revenues in national and regional advertising.

                          MANAGEMENTS DISCUSSION AND
                        ANALYSIS OR PLAN OF OPERATION

      Our success is largely dependent on our ability to sell all of the shares offered. Although we have acquired the right to operate four radio stations, we have no arrangements in place to actually acquire any radio stations and the acquisition of any specific stations at this time is not probable. The two general conditions which will effect the ability of the company to survive are the ability to find willing sellers of existing radio stations and our ability to operate acquired stations at a profit. If either or these conditions become impossible, we will probably not be capable of continuing in business.

      Our management has significant experience in the radio industry and has conducted significant research as to the availability of stations and the methods in which to achieve profitability once obtained. Our management, therefore, plans to utilize this expertise to take such steps are necessary to see that the conditions to our success are satisfied.

      Upon receipt of the funds generated from the sale of shares, we expect to immediately begin negotiations to acquire the radio stations that have been identified for acquisition. Although the period between the receipt of such funds and the date by which we may be actually able to complete the purchase of these stations is difficult to estimate, our management thinks that this process can be completed in no more than four months after the receipt of proceeds under this offering. However, the specific acquisition of any station is not probable at this time. We currently expect that when we acquire a radio station, we will also acquire its accounts receivable such

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that immediately upon acquisition, we should be entitled to begin receiving revenues from advertisers for the existing radio stations.

      The result of the foregoing is that within four months of the completion of the offering, we expect to be generating net income with the expectation that, by the completion of the first twelve months of our operations, we could have generated enough net income from operations to remain in business. Our management believes that the foregoing plan is viable and that it will be able to continue as a going concern; however, if we are unable to fully effectuate our plan such that it is not accomplished, it is probable that we will not be able to continue as a viable, going concern.

Overview of Operating Model and
Growth Strategy

      The key elements of our operating model and growth strategy, which incorporates concepts utilized by other radio broadcast consolidators as well as in other industries, are highlighted below:

      Station/Market Selection. Our initial strategy is to acquire radio assets in small-to-middle-market areas throughout the Southwest including Texas, with additional American Communications clusters to be formed in adjoining states and/or in close proximity with such strategy to be financed with the proceeds of this offering, seller debt financing, when and where applicable, and other potential equity funding sources.

      By avoiding the major metropolitan areas (i.e. Dallas, Houston, San Antonio and Austin), we believe we may be able to acquire stations at very attractive prices. Medium-to-major-market radio stations have been selling for 12.0x to 17.0x EBITDA. In contrast, we believe, based upon our management's personal, professional experiences in locating and acquiring radio stations, that we may acquire our small market radio assets at between 7.5x -10x EBITDA.

      Assuming our success in our acquisition strategy, we believe we may ourselves become an attractive acquisition candidate in the future to a larger market consolidator.

      Clustering by State/Region. In addition to focusing on smaller markets, we plan to also pursue a regional clustering strategy. Accordingly, our first planned acquisitions of radio stations (approximately four (4)) is only focused in Texas. By clustering stations within a tight, regional market, we believe we can achieve certain back office cost benefits. Our management's plan for the Texas regional cluster evolves into a centralized hub where the major managerial and administrative functions will be housed to where we should be able to serve up to approximately 70 stations in local markets throughout the state.

      Localization. A key element of our strategy is to be able to "sound live sound local" in every market. We plan to present a live morning show in each local market, the popularity of which is viewed as material to the success of a radio station's operation as live morning shows serve to perpetuate a strong local image in a market. The concept of "localization" is complementary to our regional focus and extends past the morning drive period to the rest of the broadcast day. Unlike nationally syndicated formats, we plan to make our regional flagship announcers available for promotional campaigns or on-site advertising engagements throughout the


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region and state. The ability to utilize well known radio personalities is a major selling point to advertisers in smaller-market areas.


      Centralized Operating Cost Savings. We plan to centralize much of our administrative and operating functions at one of our station locations (to be determined later) while maintaining an office in Austin to serve as corporate headquarters and marketing center for regional and national advertising. Programming is one of the key areas targeted for cost savings by elimination of separate programming staffs at each station, replaced with one consolidated network programming staff which will provide greater programming quality. Radio voice programming is planned to be created at the flagship stations for each format featured by the our network. By satellite transmission and use of WANs and integrated computers, we should be able to minimize redundant equipment used at each individual station and more efficiently utilize on-air talent by having one centralized programming staff. In addition, accounting and bookkeeping is also planned to be located at the flagship station site. One billing/traffic person at the flagship headquarters can handle 4 stations at once which is a great savings over having a billing/traffic person located at each individual station. Other functions such as engineering, advertising, purchasing, and human resources will also be handled from the flagship site. As new stations may be added into the regional cluster, we believe that the achievement of economies of scale will result in increasing levels of operating profitability.

      Generating Incremental Growth in Ad Revenues. Our management believes that we will achieve incremental revenue growth out of the planned combined American Communications radio group compared to the sales level that such stations have generated on a stand-alone basis. In many small markets, the general manager is often the head salesperson, in addition to being the overseer of the day-to-day operations, on which the majority of such person's time is frequently spent.

      The size of the sales staffs at each of our stations is planned to be adequate to handle the flow of business allowing salespeople to handle between 30-50 accounts each while the programming, traffic/billing and technical staffs will be pared down to reflect our centralized operating structure. Importantly, employees who face the possibility of having their job functions reduced due to centralization will be given opportunities to move into a sales role.

      Attracting National and Regional
Advertisers

      As reported by the Radio Advertising Bureau, national and regional advertising accounts for approximately 10% to 25% of the revenue mix for a typical radio station in the market sizes that we have identified, with local advertising representing the balance of the sales mix.

      Historically, it has been difficult for national/regional advertisers to target the small-to-middle-market areas due to the large number of separate purchases of advertising spots that would be required. We intend to market our entire network of stations within a region to national and regional advertisers and thereby offer the convenience of the opportunity to reach an aggregate substantial population in smaller cities and rural areas. In such fashion, we believe we may attract national and regional advertising which often commands a 50% to 100% premium over local advertising

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income.

      The Internet Component

      We recognize the growth potential within the Internet market. While large consolidators such as Capstar broadcasting group and Cumulus broadcasting group dominate the major markets and continue to compete with each other for market control in the major metropolitan areas, our cross- market approach is to look past this hotly contended arena towards the expanding opportunities on the Internet.

      Currently, radio sites on the Internet are focused on duplicating standard broadcast type programming and formats. We plan to create a unique entertainment site utilizing every technological advance and revenue-generating feature available. We plan to deliver content in both streaming audio and video and to utilize a major portal such as Yahoo to lead users to our site. Once there, we plan to offer a wide array of entertainment and products including

o      several music formats ranging from
       country to jazz.

o      MTV-like videos of favorite artists.

o      contests.

o      gaming.

o shopping carts of VAR merchandise from CD's and concert tickets to A/V equipment.

o      our own branded merchandise.

o      entertainment news.

o      special programming, including
       music and travel features.

o      links to points of interest.

      To assist in the implementation of our Internet strategy, on July 31, 1999, we entered into a license agreement with Tamark Communications whereby we will have the exclusive license to distribute four IP Gateways. The Gateways are essentially switching devices that are a combination of the Internet and global telephone networks to provide high speed telecommunications routing. Pursuant to our agreement with Tamark, we have obtained the marketing and distribution rights for the Gateways for specific territories. We believe that we may be able to use the Gateways in our Internet activities and we also hope to be able to generate licensing revenue through the licensing of the Gateways. However, because we have only recently entered into this licensing agreement and have generated no revenues as a result thereof, we are not able to predict whether we will have any decreased costs or increased revenues through this arrangement.

Proposed Potential Radio Station
Investments

      Assuming the continued availability of the following radio stations and our success in obtaining additional financing for such acquisitions (owner offered of otherwise), neither of which assurances are given, we hope to acquire the stations identified below, with such acquisitions probably to include the assets of each station, which normally include the broadcast equipment, broadcasting tower and antenna, transmitter, office furnishings, office furniture, accounts receivable, station vehicles, station promotional items, station advertising accounts, FCC Station License and real estate including studio/office space as well as land upon which the tower and


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transmitter is located or leases for that space instead. Because we will be making asset purchases, we do not intend to acquire any existing liabilities of these stations. Following the assumed successful completion of this offering, we plan to negotiate purchase option agreements with some of the station's owners since no agreements or understandings are currently in place. We hope to acquire each of such stations within approximately six (6) to nine (9) months from the execution of a definitive agreement. No assurances are given:

o     as to the continued availability of
      such stations.

o that we and each of such station owners will agree on price and other material terms.

o that we will be able to timely secure required financing for such acquisitions on terms satisfactory to us.

o that we will be able to successfully operate and integrate any of such stations' operations into our operations occurring at the time of acquisition.

o     that the FCC will approve of any
      such transfers.

      Because of the foregoing concerns, we cannot say at this time that the acquisition of any specific radio station is probable, notwithstanding the identification of the specific stations set forth below.

      As a part of our due diligence examination of the stations mentioned below, we entered into a Time Brokerage Agreement with KXYL AM and FM, Brownwood, Texas and KSTA AM and FM, Coleman, Texas, whereby we will manage the operations of these stations for a period of up to twelve months, beginning July 1, 1999. Under this cancelable agreement, we will collect all revenues and are responsible for the payment of all expenses including certain monthly debt obligations, which are approximately $40,000 per month. The following is a

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breakdown of our estimate of the costs to actually acquire these two AM and two FM stations. All of these costs will be paid to third-parties and not to members of our management.


Proposed purchase price to be paid existing owners of $1,600,000.00 KXYL AM and FM, Brownwood, Texas and KSTA AM and FM, Coleman, Texas Estimated closing costs $140,000.00 Estimated equipment costs associated with creation $76,000.00 of satellite network Initial working capital to be used for expenses incurred un$184,000.00 advertising revenues are generated Total Funding Requirement:
$2,000,000.00

      The maximum amount to be raised in this offering is $550,000. To be able to complete the acquisition of any radio stations, we will need to obtain significant additional financing. Our management's plan is to obtain this additional financing through the following potential methods:

o     Traditional bank financing from commercial banks.

o Arrangements with venture capitalists who may be willing to loan amounts to us in return for some combination of debt and equity consideration.

o     The issuance by us of additional stock, either preferred or common.

      Although our management has had preliminary conversations with various lenders and other financiers, we do not have any commitments from anyone to provide any of this additional financing. Our ability to get this additional funding is critical to our continued existence.

      Estimated Closing Costs

      The table above contains an entry of $140,000.00 for estimated closing costs. This $140,000.00 consists of the following estimated expenses that are anticipated to be incurred in the acquisition of each radio station. Additionally, this estimate does not include any extraordinary due-diligence in the form of any engineering studies or protracted negotiations both of which would increase related closing cost expenditures. Based upon our management's personal knowledge of these stations and the communities of Brownwood and Coleman, Texas, we do not anticipate any such extraordinary expenses with these proposed station purchases.

    Local Legal Counsel                                           $3,500
    Communication (FCC) Law Counsel                              $10,000
    Accounting Expenses                                          $10,000
    Long Distance Phone Calls                                     $1,000


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    Overnight Delivery Services                                     $300
    Travel and Lodgi$2,500
    On-site Market Research/Due-Diligence                         $3,500
    Miscellaneous Expenses                                        $4,200
                                                                  ------

    Total Estimated Closing Costs per station acquired:          $35,000


    Acquisition and Closing Process

    We plan to streamline the negotiating and closing process on the proposed station transactions by, among other things, "standardizing" a form of purchase option agreement and purchase agreement and related documents which will nevertheless be subject to at least some negotiation and revision and the FCC station license transfer process.

    Subject to the availability of financing and the continued availability of targeted stations, we hope to stage the closing of the transaction over approximately a six (6) month period so as to provide the opportunity for a successful integration of such radio station operations. Notwithstanding the fact that additional time has been "built-in" to our timetable, no assurances are given that we will successfully operate and integrate any of such acquisitions, assuming the successful completion thereof.

Initial Acquisition Plans

    Our management believes that a major consideration in accomplishing our planned acquisitions is to do so in as timely and low profile a manner as possible. Normally, the sale of stations in the market sizes as targeted by us would be a significant event within their respective marketplaces.

    To maintain stability and consistency of these stations under our planned ownership, it is important that the perception, as well as the reality, at least initially during the ownership transition period, be of little if any change to the current operation. During the ownership transition period, we expect that our management will spend time with each station's employees to discuss with and assure personnel about the pending transfer, with little, if any, outside contacts with community civic or business leaders concerning such matter. Emphasis will be placed in staff meetings that additional stations are planned to be added, and that there will be opportunities for employees to move into future management openings at other Company owned stations so that they can experience personal professional growth inside the organization.

    After ownership transfer of a station is effected, we plan to implement minor operational changes which we believe will enhance financial performance, including the following:

o   The introduction of major-market-style
    promotions and contests.

o Modification of rate cards to better exploit a station's remote commercial broadcast capabilities and increase national/regional advertising.

o Negotiating with interested third parties to lease for the station's sub-carrier frequencies such as CUE Paging (a national paging service that is on the lookout for additional radio stations to work with) that could use a station's use

                                      26
29
    the sub-carrier frequency for national paging services. Such lease will not effect the station's main signal and may generate between approximately $6,000 to $20,000 a year in fees.

o   The leasing of portable music system
    through Disc Jockeys Unlimited of
    Atlanta, Georgia, a service provider who builds portable music systems for disc jockeys and radio stations at a cost of $225 a month This will allow the station to earn equipment rentals as an additional revenue stream and the staff's disc jockeys the opportunity to earn extra money weekly by performing at wedding receptions, company and private parties, etc.

o The development of a firm (proposed to be referred to as ACENET) that will literally represent the group for all of its national and regional advertising and will include Internet advertising connections.

o The introduction of an internal, ongoing research system to allow the station to track listener patterns between Arbitron ratings periods (where applicable in markets that are rated). Such research will be conducted by telephone utilizing existing staff personnel.

o A review and update of as appropriate with current music selections added as necessary for the WAN music programming network element.

After Acceptance Of An Offer

    Following execution of a definitive purchase agreement (subject to FCC approval, and completion by us of satisfactory due diligence), our management, in cooperation with the seller of a station, will submit the appropriate transfer documents to the FCC. While the FCC has the authority, in its sole discretion, to approve or reject a transfer request, transfer requests are, in the normal course, generally approved within approximately three (3) to six (6) months of submission of all required applications and related documents.

    Preceding the FCC filing, a comprehensive due diligence investigation including at least the following steps will be undertaken:

o A thorough inspection of station facilities including offices, studios and transmitting sites.

o An independent engineering inspection of the station's facilities. Age and condition of all equipment including transmitters and towers will be recorded. A comprehensive program of schedule maintenance will be designed and implemented after the closing.

o   A survey will be conducted of the
    market to analyze existing and potential competition, market growth trends, current marketing trends, past and future programming, promotions, and advertising plans along with listener and advertiser perceptions of the station.
    Included will be an independent ratings
    survey for each market as well.

o   Meetings with present management to
    gain insight into the stations' current
    operations. This is expected to include
    written assessments of station
    employees, job responsibility lists for
    themselves and their staff, budget
    projections, plus any other input they
    can offer regarding the stations.

o   A review of all station contracts with
    vendors and clients.  All existing station


                                      27
30
    trade/barter agreements will be reviewed with the sellers to determine their current status and disposition. Retention preference is expected to be given to any trade agreements that directly benefit the stations in the form of promotional considerations and advertising with other media.

o   General staff meetings will be
    conducted to help minimize anxiety
    caused by the pending transfer. Each
    employee will be asked to submit in
    writing a description of their job
    responsibilities as they perceive them
    with comparisons then made by
    management to the station manager's
    views. We will then compare the
    employee's lists against those
    submitted by the managers.

o   Review  of  staff  members'   levels  of  experience   and  expertise,   job
    responsibilities, station/market tenure and future potential.

o Review of existing standards and practices. A system-wide company operations manual will be distributed post closing, that will set forth operating rules and regulations, our benefits and vacation policies.

o Investigating peripheral station revenue enhancement (i.e. renting tower space for use by one or more telecommunications service providers, utilizing the air staff for remote broadcasts or private parties using a portable music system or other similar methods.)

Closing and Post Closing Matters

    Assuming receipt of final FCC notification of transfer approval, we will immediately proceed to closing, and then commence implementing those operational changes earlier discussed as deemed appropriate.

Corporate Operating Controls

    Upon the completion of an acquisition, corporate operating controls are planned to be implemented at each station. In addition, all station computer systems are planned to be networked with headquarters in order to produce station-level information on a real time and on request basis. We plan to generate financial reports within 30 days of month end for review by senior and station management. Administrative and accounting controls will be centralized in our Austin headquarters. Corporate staff at both headquarters and each station should be kept to a minimum.

    The majority of commercials and station promotions productions are planned to be created at the flagship stations and then "fed" to the other stations in the group via the satellite link that will be created at the flagship stations.

Marketing, Advertising and Promotion

    Our stations are planned to be marketed, advertised and promoted as the leading "fun-to-listen-to-station" in each market, with the goal to increase station awareness and "dial position recognition" among retailers, buyers and listeners.

    Being viewed as a truly local station is highly valued by both advertisers and listeners in the mid-size and smaller markets in which we plan to operate. Therefore, we plan to aggressively promote our stations in their respective markets independently as well as cooperatively with client retailers and companies with whom we may establish joint marketing/sales relationships through on-air contests, local

                                      28
31
promotions, direct mail, website and e-mail promotion, local publications, outdoor advertising and "word-of-mouth" advertising endorsements.

    Our sales force will be trained on an ongoing basis in marketing their respective stations. In order to attract and retain qualified personnel, we recognize that it is imperative to structure a compensation plan for our sales staff that is both fair and appealing. As such, compensation is expected to be both salary and incentive based. Our management also plans to selectively use bonus programs as a method of rewarding outstanding salespeople. The sales force at each station will handle local advertising, with National and regional advertising to be handled by ACENET or another rep firm.

    Assuming we successfully execute our acquisition strategy of a planned American Communications group of stations, our management believes it will be possible to increase group revenues over the current operators' level for the following reasons:

o   Because not currently existing as a
    group, none of these stations are
    currently offered as a total advertising package. Therefore, any regional and/or national desiring to advertise in such markets presently must effect separate media buys with each individual station and thus deal with sales people in each of such markets
    Under our plan, this same advertiser will be able to contact any one of such stations and buy advertising time from the whole group or any of its component parts by contacting just one marketing consultant

o   As we may add affiliate stations to our
    programming network (i.e., stations that buy our planned satellite programming content but in which we have no financial interest), such relationships may also enhance our ability to sell network advertising and increase revenues.

o Generally speaking, the size of the sale staffs at each of our stations will grow while the programming staffs will be down-sized to reflect our satellite programming approach.

o Greater emphasis will be placed on the actual in-house production of advertiser's commercials to improve the quality of the commercial for each client.

o All of our marketing consultants will be thoroughly trained in marketing their respective stations without reliance on ratings because stations which build relationships with its clients to buy advertising based on results and not just ratings tend to do better than stations which rely strictly on ratings as their selling point.

o We expect to develop, through on-going market research, specific information to help clients develop immediate and long- term marketing plans.

o We expect to coordinate sales literature, telemarketing programs and direct response promotions with the goal to increase our billings.

o Our marketing strategy includes offering multiple broadcast formats in each of the markets we serve. We believe that cross-selling synergies can be achieved with this approach as all formats do not appeal to all types of advertisers. For example, an independent station owner broadcasting a big-band format would not be able to sell advertising to a


                                      29
32
    retailer that targets the teenage demographic sector. However, by offering a CHR (Top 40) format in many of its markets, we believes we will be able to capture sales that the individual operator could not.

Other Revenue Opportunities

    Each FM station has one sub carrier "frequency" beneath the main frequency upon which it broadcasts which may be leased to such types of entities as CUE Paging or Muzak franchises, local data-processing sources and pager services. The lessee would be responsible for all costs of setting up the equipment for use of the sub carrier as well as covering all its own expenses including utilities and maintenance. Such leasing arrangements could potentially net our company approximately $1,000 per month per FM station.

    While certain of the stations we intend to acquire do not own the towers on which their antennas are located, on those stations which do own their own towers, we can offer space on a rental basis to pager services and other telecommunications vendors. As with the sub carrier, all start-up costs, utilities and maintenance are borne by the lessee. We estimate that tower space leases could generate approximately $1,000 per month, per lease.

    As we plan to produce specialized satellite programming for our own stations each day, we will have the capability of selling that programming concept to affiliate stations. In markets too small for us to consider for acquisition, we should be able to provide more localized satellite programming than any of the large nationally syndicated satellite services can offer because the national syndicators are not able to localize each individual commercial break the way we will be able to. Additionally, we will be able to offer affiliates the opportunity to "tie into" our centralized bookkeeping system and become an affiliate of our ACENET sales force, allowing the affiliate stations to be marketed as a part of the overall American Communications network. These are services for which we plan to charge additional fees.

    We plan to market not only our own stations but also affiliates with which we may enter into joint marketing relationships. Such joint marketing plan, if successful, is expected to provide us the size and marketing strength necessary to eventually operate our own in-house rep "firm" eliminating the need to outsource such business, and the 15%+ commissions that go with it, to some other rep firm.

Programming

    Strong, consistent programming is important for our success. Regardless of the format offered, we plan to take a relatively conservative approach to our programming by at least initially operating each acquired station with the format it is currently using since all acquisition targets are planned to be generating positive cash flow.

    Music for each format will be stored on hard drives inside computers located in the control rooms of each individual station. This music will be format specific to that particular station.

    Each station will feature a live morning show. Depending on the needs of the market, this may be a one or two person show. In most markets, there will be a local newscaster for presenting local news, events, etc. These local air talents will also be responsible for local commercial

                                      30
33
production and public appearances.

    Each station's music programming computer will be wired to American Communications' Satellite Network, which literally serves as a pipeline for sending specific programming and disc jockey patter to each individual station in the group. All music and programming logs will be sent directly to each station's programming computer from the flagship uplink site. When the live morning show is finished, the disc jockey merely has to flip a switch and the on-site music computer takes over the programming for unattended walk-away capabilities.

    The planned uplink site will provide the voice tracks to go with the music being played by the local music computers at each station. Instead of having a disc jockey actually sit in a control room for a full 4 or 6 hour airshift, the satellite disc jockey can pre-record a full 4 hour show in less than 30 minutes and send it on its way to the respective station receiving it. The on-site music computer will insert the actual recorded breaks by the disc jockey at the appropriate times.

    The capability exists of breaking into regular programming with any urgent weather forecast or breaking news story. The technology is now here to allow for a pre-recorded show to sound perfectly live even down to actual time checks.

    Because of this system, we are planning for one "super staff" of announcers to be located at our uplink center capable of handling a variety of formats. Such staff of approximately 12 full-time announcers will be capable of producing formats ranging from country, adult contemporary, classic rock, contemporary hit radio and oldies. Depending on the mix of stations available for acquisition, a specific Hispanic (Tejano) format may also be available. These announcers will also be capable of producing all network commercials as well as local commercials for specific stations. We believe this system will afford us the widest possible format range and allow us to seek out a number of available properties in our proposed markets.

Broadcast Equipment.

    We plan to utilize the acquired stations' existing transmitters, audio chain equipment, and tower space wherever possible or feasible, based on our initial due-diligence. We will upgrade particular station equipment on an as-needed basis. All other equipment required to network each station into headquarters will either be purchased or leased.

    To establish the in-house satellite network, we intend to install our satellite uplink/downlink systems at our planned flagship stations. We will then install satellite downlink systems at our other stations.

    To establish the satellite network connection, the following expenses will be incurred:



                                      31
34

Equipment necessary to create uplink portion of satellite      $67,335.00
network
Equipment necessary to enable control center to receive signal  $2,870.00
Installation charges                                            $4,800.00
Preparation for FCC License Application                           $800.00
Project Total:                                                 $75,805.00

    The above amounts are based upon an estimate received by us for the creation of a satellite uplink center. These amounts would be paid to a company experienced in the installation of satellite uplink centers. None of these amounts would be paid to our officers or directors.

                           DESCRIPTION OF PROPERTY

    Our company is newly organized and has only conducted organizational activities. As a result, we have acquired no property.

                          CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

    Since the inception of our company, our President, Mr. Schult has loaned American Communications approximately $6,140 pursuant to an oral agreement. This agreement generally provides for the repayment of the loan with interest at 10% per annum within twelve(12) months from the time of the loan to American Communications. In the event we receive the maximum proceeds, we may, in our discretion, repay the entire amount of such loan.

                         MARKET FOR COMMON EQUITY AND
                         RELATED SHAREHOLDER MATTERS

    Our company is newly organized and this is our initial public offering so there is currently no public trading market for our common stock. We hope to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. To be eligible to have American Communications' common stock quoted on the bulletin board, we will be required to file with the Securities and Exchange Commission periodic reports required by the Securities and Exchange Act of 1934 and thus be a "reporting" company, a step we will attempt to accomplish after the effective date of this registration statement.

    None of our common stock is subject to outstanding options or rights to purchase nor do we have any securities that are convertible into our common stock. We have not agreed to register any our stock for anyone nor do we presently have in effect employee stock options or benefit plans that would involve the issuing of additional shares of our common stock.

    Dain Schult, our President, and Bob Ringle, our Vice President, collectively own 10,500,000 shares of our common stock. Messrs Schult and Ringle's common stock is "founder stock" and was issued to Messrs Schult and Ringle without registration under the Securities Act. Because the stock owned by Messrs Schult and Ringle is not registered, it is "restricted stock" within the meaning of Rule 144 under the Securities

                                      32
35

Act and may only be sold in accordance with the various rules and regulations of Rule 144. Specifically, after Mr. Schult and Ringle have held their common stock for a period of at least one year, Messrs Schult and Ringle could begin to sell part of their common stock. Generally speaking, the amount of stock that each of Messrs Schult and Ringle could sell could not exceed one percent (1%) of our outstanding common stock during any ninety (90) day period. If the maximum number of shares are sold under this offering, the total number of shares of common stock outstanding after the offering will be 31,100,000 shares. As a result, each of Messrs Schult and Ringle could sell up to 311,000 shares during any ninety (90) day period. Although neither of Messrs Schult or Ringle have any present intention to sell any of their shares, the sale of the large block of our common stock could depress the per share price of our common stock.

    Rule 144 is conditioned upon our making public certain information concerning American Communications. Although we do not currently make information publically available that would allow us or Messrs Schult or Ringle to use Rule 144, we anticipate making such information available so that Messrs Schult and Ringle could sell the amount set forth in Rule 144.

Dividends

    We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. Although we have no specific limitations on our ability to pay dividends, the corporate law of Nevada, the State under which we are organized, limits our ability to pay dividends to those instances in which we have earnings and profits. If we are unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Nevada, no dividends will be made, even if the our Board of Directors wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.




                                      33
36

                           EXECUTIVE COMPENSATION

    The following table sets forth the compensation of our two employees. Because American Communications was only incorporated in October, 1998, the amounts set forth below are the only amounts that have ever been proposed to be paid to our officers.


Name                       Position                   Annual Salary
----                       --------                   -------------
Dain L. Schult             Chief Executive Officer,       $126,000

                           President, Chairman of the

                           Board and Secretary

Robert E. Ringle           Vice President of Internet     $115,000
                           Operations Director of Sales,
                           Treasurer and Director


    Mr. Schult is currently employed by American Communications at an annual salary of $126,000 per annum pursuant to a three (3) year written employment agreement dated as of October 29, 1998. Mr. Schult's employment agreement generally provides for a monthly vehicle allowance of $500, for reimbursement of business related expenses, and for bonuses as may be determined in management's sole discretion.

    Mr. Ringle is currently employed by American Communications at an annual salary of $115,000 per annum pursuant to a three (3) year written employment agreement dated as of October 29, 1998. Mr. Ringle's employment agreement generally provides for a monthly vehicle allowance of $500, for reimbursement of business related expenses, and for bonuses as may be determined in management's sole discretion.

    We do not presently have a stock option plan but intend to develop an incentive- based stock option plan for our officers and directors in the future and may reserve up to approximately ten (10%) percent of our outstanding shares of Common Stock for such purpose.

                             FINANCIAL STATEMENTS

    The following are our financial statements, with independent auditor's report, for the period ending December 31, 1998 and our unaudited financial statements for the three month and six month periods ending June 30, 1999.

                                      34
37

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS

------------------------------------------------------------------------------------------------------------------------------------

Independent Auditors' Report                                                                                   F-2


Financial Statements as of and for the period October 29, 1998 (date of incorporation) to December 31, 1998:

    Balance Sheet                                                                                              F-3

    Statement of Operations                                                                                    F-4

    Statement of Stockholders' Deficit                                                                         F-5

    Statement of Cash Flows                                                                                    F-6

    Notes to Financial Statements                                                                              F-7


------------------------------------------------------------------------------------------------------------------------------------

            {Letterhead of BEARD NERTNEY KINGERY CROUSE & HOHL P.A.}



INDEPENDENT AUDITORS' REPORT


To the Board of Directors of American Communications Enterprises, Inc:

We have audited the accompanying balance sheet of American Communications Enterprises, Inc. (the "Company"), a development stage enterprise, as of December 31, 1998, and the related statements of operations, stockholders' deficit and cash flows for the period October 29, 1998 (date of incorporation) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the period October 29, 1998, (date of incorporation) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company is experiencing difficulty in generating sufficient cash flow to meet its financing needs. This factor, along with its negative working capital and deficit positions, raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                     BEARD NERTNEY KINGERY CROUSE & HOHL P.A.

January 25, 1999

                                    American Communications Enterprises, Inc.
                                         (A Development Stage Enterprise)

                                       BALANCE SHEET AS OF DECEMBER 31, 1998




             TOTAL ASSETS                                                             $           0
                                                                                      ==============


             LIABILITIES AND STOCKHOLDERS' DEFICIT

             CURRENT LIABILITIES:
                 Accrued payroll                                                      $      64,590
                 Advances from shareholder                                                    6,140
                                                                                         -----------

                    Total liabilities                                                        70,730
                                                                                         -----------

             STOCKHOLDERS' DEFICIT:
                 Common stock - no par value: 30,000,000 shares
                   authorized; 10,500,000 shares issued and outstanding                         100
                 Deficit accumulated during the development stage                           (70,830)
                                                                                      --------------

                     Total stockholders' deficit                                            (70,730)
                                                                                      --------------

             TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                              $           0
                                                                                      ==============















             SEE NOTES TO FINANCIAL STATEMENTS.

                                    American Communications Enterprises, Inc.
                                        (A Development Stage Enterprise)

                                             STATEMENT OF OPERATIONS
                         for the period October 29, 1998 (date of incorporation)
                                             to December 31, 1998



             EXPENSES:
               Salary                                                                 $      60,000
               Payroll taxes                                                                  4,590
               Office expense                                                                 2,451
               Travel and lodging                                                             2,062
               Organization costs                                                               606
               Meals & entertainment                                                            716
               Telephone & internet                                                             405
                                                                                         -----------

             NET LOSS                                                                 $      70,830
                                                                                      ==============

             NET LOSS PER SHARE                                                       $        0.01
                                                                                      ==============








             SEE NOTES TO FINANCIAL STATEMENTS.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
             for the period October 29, 1998 (date of incorporation)
                              to December 31, 1998



                                                                                                  Deficit
                                                                                                Accumulated
                                                                                                During the
                                                                    Common Stock                Development
                                                               Shares             Value           Stage            Total
                                                           ---------------      ----------     ------------      ----------

                     Balances, October 29, 1998
                       (date of incorporation)                          0     $         0    $           0     $         0

                     Proceeds from the issuance
                       of common stock                         10,500,000             100                              100

                     Net loss for the period,
                       October 29, 1998
                       (date of incorporation)
                       to December 31, 1998                                                        (70,830)        (70,830)
                                                           ---------------   -------------  ---------------    ------------

                     Balances December 31, 1998                10,500,000     $       100    $     (70,830)    $   (70,730)
                                                           ===============   =============  ===============    ============




 SEE NOTES TO FINANCIAL STATEMENTS.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
             for the period October 29, 1998 (date of incorporation)
                              to December 31, 1998




             CASH FLOWS FROM OPERATING ACTIVITIES:
                 Net loss                                                              $    (70,830)
                 Adjustments to reconcile net loss to net cash
                    used in operating activities - increase in accrued
                    payroll                                                                  64,590
                                                                                      --------------
             NET CASH USED IN OPERATING ACTIVITIES                                           (6,240)
                                                                                      --------------

             CASH FLOWS FROM FINANCING ACTIVITIES:
                 Advances from shareholder                                                    6,140
                 Proceeds from the issuance of common stock                                     100
                                                                                      --------------
             CASH PROVIDED BY FINANCING ACTIVITIES                                            6,240
                                                                                      --------------

             NET INCREASE IN CASH AND CASH EQUIVALENTS                                            0

             CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                       0
                                                                                       -------------
             CASH AND CASH EQUIVALENTS, END OF PERIOD                                  $          0
                                                                                      ==============


             SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                 Interest paid                                                        $           0
                                                                                      ==============

                 Taxes paid                                                           $           0
                                                                                      ==============




             SEE NOTES TO FINANCIAL STATEMENTS.

                    American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS




NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

American Communications Enterprises, Inc. (the "Company") was incorporated under the laws of the state of Nevada on October 29, 1998. The Company is considered to be in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. The Company intends to purchase and operate radio stations throughout the United States. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit and negative working capital position of $70,730 as of December 31, 1998, and accordingly its ability to continue as a going concern is dependent on obtaining capital and financing for its planned principal operations. The Company plans to secure financing for its acquisition strategy through the sale of its common stock (see Note D) and issuance of debt. However, there is no assurance that they will be successful in their efforts to raise capital. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTION

The Company's president, who is also a shareholder, has advanced $6,140 to the Company. As of December 31, 1998 the Company had not repaid any of the advances, which are unsecured, non-interest bearing and due on demand.

NOTE D - PROPOSED COMMON STOCK OFFERING

During the first quarter of 1999, the Company intends to file a registration statement for the sale of up to 10,000,000 shares of the Company's common stock at $0.05 per share. The existing shareholders do not intend to offer any shares for sale. The offering is on a best efforts, no minimum basis, and any proceeds will be used to finance the Company's acquisition strategy as well as provide working capital. The Company has identified KXYL AM and FM, Brownwood, Texas, and KSTA AM and FM, Coleman, Texas, as ideal acquisitions within its desired market size. However, management believes that such acquisitions are not currently probable.

-------------------------------------------------------------------

                  AMERICAN COMMUNICATIONS ENTERPRISES, INC.

                              INDEX FINCIAL STATEMENTS




           Financial Statements (unaudited)

           Balance Sheets as of June 30, 1999 and December 31,
           1998..................................................            F-9

           Statements  of  Operations  for the three and six months ended June
           30, 1999 ............................................            F-10

           Statement of Stockholders' Deficit for the three and six months
           ended June 30, 1999................................              F-11

           Statements  of Cash Flows for the three and six  months  ended June
           30, 1999 ...........................................             F-12

           Notes to Financial Statements ...........................        F-13



                                      F-8
45

                  American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                              BALANCE SHEETS AS OF

-----------------------------------------------------------------------------

                                                   June 30,       December 31,
                                                     1999           1998
ASSETS                                            (Unaudited)     (Audited)
                                                  ------------   ------------
   Cash                                            $   10,616       $      0
                                                  ------------   ------------
TOTAL ASSETS                                       $   10,616       $      0
                                                  ============   ============


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accrued payroll                                $  148,583     $   64,590
    Accrued expenses                                   40,885              0
    Advances from shareholder                           6,140          6,140
                                                  ------------   ------------
       Total liabilities                              195,608         70,730
                                                  ------------   ------------

STOCKHOLDERS' DEFICIT:
    Common stock - no par value: 30,000,000
       shares authorized; 11,750,000 and
       10,500,000 shares issued and outstanding       62,600            100
    Deficit accumulated during the development
        stage                                       (247,592)       (70,830)
                                                  ------------   ------------
        Total stockholders' deficit                 (184,992)       (70,830)
                                                  ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT        $   10,616      $       0
                                                  ============   ============



-----------------------------------------------------------------------------









SEE NOTES TO FINANCIAL STATEMENTS.


46                                      F-9

                   American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                   Three-Months     Six-Months
                                                     Ended            Ended
                                                   June 30,          June 30,
                                                      1999             1999
                                                   -----------      ------------

REVENUES                                           $   49,217        $   49,217

EXPENSES:
  Broadcast operations                                 43,480            43,480
  Payroll & related taxes                              64,590           129,180
  Professional fees                                    12,667            43,212
  Office & admin. expense                               4,079             6,232
  Travel and lodging                                    2,115             3,115
  Organization costs                                        0               760
                                                   -----------      ------------
                                                      126,931           225,979
                                                   -----------      ------------

NET LOSS                                             $ 77,714       $   176,762
                                                   ===========      ============

NET LOSS PER SHARE                                   $   0.01       $      0.02
                                                   ===========      ============



--------------------------------------------------------------------------------








SEE NOTES TO FINANCIAL STATEMENTS.




                                      F-10
47

                   American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                     For the Six Months Ended June 30, 1999
                                   (Unaudited)

--------------------------------------------------------------------------------




                                                      Deficit
                                   Accumulated
                                                      During
                                                      the
                                 Common Stock         Development
                              Shares       Value      Stage            Total
                            ---------    --------     -----------   -----------

Balances, December 31, 1998 10,500,000   $   100    $   (70,830)  $   (70,730)

Proceeds from the issuance
  of common stock            1,250,000     62,500                        62,500

Net loss for the six months
  Ended June 30, 1999                                   (176,762)     (176,762)
                             ---------   ---------   ------------- -------------

Balances June 30, 1999       10,500,000   $   100    $  (247,592)  $  (184,992)
                             =========   =========   ============= =============



--------------------------------------------------------------------------------








SEE NOTES TO FINANCIAL STATEMENTS.




                                      F-11
48

                  American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

----------------------------------------------------------------------

                                                     Three-Months Six-Months
                                                       Ended         Ended
                                                      June 30,      June 30,
                                                        1999          1999
                                                     ------------ -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                           $ (77,714)   $  (176,762)
    Adjustments to reconcile net loss to net cash
       used in operating activities
         Increase in accrued payroll                      39,486        83,993
         Increase in accrued expenses                     10,340        40,885
                                                     ------------ -------------
NET CASH USED IN OPERATING ACTIVITIES                   (27,888)      (51,884)
                                                     ------------ -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from short term borrowings                        0        50,000
    Proceeds from the issuance of common stock            12,500        12,500
                                                     ------------ -------------
CASH PROVIDED BY FINANCING ACTIVITIES                     12,500        62,500
                                                     ------------ -------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS     (15,388)        10,616

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD            26,004             0
                                                     ------------- -------------

CASH AND CASH EQUIVALENTS, END OF PERIOD              $   10,616   $    10,616
                                                      ============ =============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Interest paid                                       $     0       $     0
                                                      ============ =============

    Taxes paid                                          $     0       $     0
                                                      ============ =============



--------------------------------------------------------------------------------


SEE NOTES TO FINANCIAL STATEMENTS.




49                                      F-12

                  American Communications Enterprises, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

------------------------------------------------------------------------------

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

American Communications Enterprises, Inc. (the "Company") was incorporated under the laws of the state of Nevada on October 29, 1998. The Company is considered to be in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. The Company intends to purchase and operate radio stations throughout the United States. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principals for interim financial information and the instructions to Form 10-QSB and Rule 10-1 of Regulation S-X of the Securities and Exchange Commission (the "SEC"). Accordingly, these financial statements do not include all of the footnotes required by generally accepted accounting principals. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six months and ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. The accompanying financial statements and the notes should be read in conjunction with the Company's audited financial statements as of December 31, 1998 contained in its Amendment No. 2 Registration Statement on Form SB-2.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit and negative working capital position of $247,592 as of June 30, 1999, and accordingly its ability to continue as a going concern is dependent on obtaining capital and financing for its planned principal operations. The Company plans to secure financing for its acquisition strategy through the sale of its common stock (see Note D) and issuance of debt. However, there is no
                                      F-13
50
assurance that they will be successful in their efforts to raise capital. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTION

The Company's president, who is also a shareholder, has advanced $6,140 to the Company. As of June 30, 1999 the Company had not repaid any of the advances, which are unsecured, non-interest bearing and due on demand.

NOTE D - COMMON STOCK OFFERING

During April 1999, the Company began offering subscriptions for the sale of up 11,000,000 shares of the Company's common stock at $0.05 per share. The existing shareholders do not intend to offer any shares for sale. The offering is on a best efforts, no minimum basis, and any proceeds will be used to finance the Company's acquisition strategy as well as provide working capital. As of June 30, 1999, $62,500 was generated through the sale of 1,250,000 shares.

NOTE E - COMMITTMENTS

The Company has identified KXYL AM and FM, Brownwood, Texas, and KSTA AM and FM, Coleman, Texas, as ideal acquisitions within its desired market size. As a part of its due diligence, the Company has entered into a Time Brokerage Agreement with the aforementioned radio stations, commencing June 1, 1999, whereby the Company will manage the operations for a period of up to twelve months. Under this cancelable agreement, the Company will collect all revenues and is responsible for the payment of all expenses including certain monthly debt obligations, which are approximately $40,000 per month.

NOTE F - SUBSEQUENT EVENTS

On July 31, 1999, the Company entered into a license agreement with Tamark Communications to obtain (4) four exclusive IP Gateways. The Gateways are a combination of the internet and the global telephone networks to provide high speed telecommunications routing. In consideration of 9,600,000 shares of its unregistered common stock and a 1% royalty on gross sales generated from the Gateways, the Company has obtained the marketing and distribution rights for the Gateways for specific territories.



------------------------------------------------------------------------------

                                      F-14
51

SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas on August 24, 1999.

(Registrant)            American Communications Enterprises, Inc.

By (Signature and Title)/s/ Dain L. Schult___________________________________
                        Dain L. Schult, President


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



(Signature) /s/ Dain L. Schult______________________________
            Dain L. Schult

(Title)     President, Chief Executive Officer, Secretary, Chairman of the
              Board of Directors

(Date)      August 24, 1999




(Signature) /s/ Robert E. Ringle_______________________________
            Robert E. Ringle

(Title)     Vice President, Treasurer and Director

(Date)      August 24, 1999

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                       INDEMNIFICATION OF DIRECTORS AND
                                   OFFICERS

      Article V of the Bylaws of American Communications provides that American Communications shall indemnify its officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being officers or directors of American Communications, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. An officer or director of American Communications could take the position that this duty on behalf of American Communications to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of American Communications pursuant to American Communications's Articles of Incorporation, Bylaws, Nevada law or otherwise, American Communications has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by American Communications of expenses incurred or payed by a director, officer or controlling person of American Communications and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, American Communications will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      1
53

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The   following   is  an  itemized   list  of  the  estimate  by  American
Communications of the expenses of the offering:


      Type of Expense                     Amount

      Accounting Fees                     $  2,000.00

      Filing Fees                         $  1,500.00

      Attorneys Fees                      $ 35,000.00

      Transfer Agent Fees                 $  3,500.00

      Printing Costs                      $  3,000.00

      Standard & Poor Listing             $  5,000.00
                                          -----------

      TOTAL                               $ 50,000.00


RECENT SALES OF UNREGISTERED
SECURITIES

      On or about October29, 1998, American Communications was incorporated under the laws of the State of Nevada. Effective as of October 29, 1998, American Communications issued a total of 10,500,000 shares of its stock to the two founders of American Communications, Dain L. Schult and Robert E. Ringle. The federal exemption American Communications relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to American Communications because American Communications did not solicit any investment in American Communications and instead simply issued shares to Messrs Schult and Ringle who are related to each other. In addition, given Messrs Schult and Ringle's involvement in the establishment of American Communications, Messrs Schult and Ringle each had access to such information as he deemed necessary to fully evaluate an investment in American Communications. In addition, the issuance of the shares of stock to Messrs Schult and Ringle was exempt under the laws of the State of Texas, the State in which both persons resided at the time of the commencement of American Communications, pursuant to
Section 5 I. (a) of the Texas Securities Act. Section 5 I. (a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty-five
(35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements.

      The actual consideration paid for the shares issued to Messrs Schult and Ringle was $100 in cash. Because of the extremely limited nature of the transaction

                                      2
54
by which the shares were issued to Messrs Schult and Ringle, no underwriters were used.

      On July 31, 1999, American Communications issued 9,600,000 shares of its stock to Tamark Communications pursuant to a License Agreement whereby American Communications obtained the exclusive rights to market IP Gateways. The federal exemption American Communications relied upon in issuing the securities was
Section 4(2) of the Securities Act. In addition, Tamark is a Canadian company. The Section 4(2) exemption was available to American Communications because American Communications did not solicit any investment in American Communications and instead simply issued shares to Tamark as a result of the licensing arrangement. Tamark was provided access to such information as it deemed necessary to fully evaluate an investment in American Communications. In addition, the issuance of the shares of stock to Messrs Schult and Ringle was exempt under the laws of the State of Texas pursuant to Section 5 I. (a) of the Texas Securities Act. Section 5 I. (a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty-five (35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements.

EXHIBITS

      Attached to this registration are the exhibits required by Item 601 of Regulation S-B.


                                 UNDERTAKINGS

      American Communications does not presently anticipate using an underwriter in conducting this offering; if American Communications changes its plan and utilizes an underwriter, American Communications will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of American Communications pursuant to American Communications's Articles of Incorporation, Bylaws, Nevada law or otherwise, American Communications has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by American Communications of expenses incurred or payed by a director, officer or controlling person of American Communications and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, American Communications will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      American Communications will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:


                                      3
55

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

 (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                      4
56

Date Filed: August 24, 1999                              SEC File No.333-72097










                      SECURITIES AND EXCHANGE COMMISSION



                            WASHINGTON, D.C. 20549








                                   EXHIBITS

                                      TO

                            REGISTRATION STATEMENT

                                 ON FORM SB-2

                                     UNDER

                          THE SECURITIES ACT OF 1933









                   AMERICAN COMMUNICATION ENTERPRISES, INC.






(Consecutively numbered pages___ through____of this Registration Statement)
57

                                  INDEX TO EXHIBITS


  EXHIBIT NO.  SEC REFERENCE     TITLE OF DOCUMENT               LOCATION
                  NUMBER
       1            3           Charter and Bylaws              Original Filing

       2            5           Consent of Hoge, Evans, Holmes, Original Filing
                                      Carter & Ledbetter, PLLC (See
                                      Exhibit 6)
       3           10           Employment Contract of Dain L.  Original Filing
                                      Schult
       4           10           Employment Contract of Robert E.Original Filing
                                      Ringle
       5           23           Consent of Beard, Nertney,      This Filing
                                      Kingery, Crouse & Hohl, P.A.    Page
       6           23           Consent of Hoge, Evans, Holmes, This Filing
                                      Carter & Ledbetter, PLLC        Page
       7           10           Time Brokerage Agreement        This Filing
                                                                      Page
       8           10           License Agreement               This Filing
                                                                      Page
                                                                         -------